EXHIBIT 2.2


                                ESCROW AGREEMENT


This Escrow Agreement (the "Agreement") is made as of June 5, 2008.

AMONG:

(1) Ridgewood Near East Holdings, LLC, a limited liability company, established and organized under the laws of Delaware, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Near East Holdings;

(2) RW Egyptian Holdings, LLC, a limited liability company, established and organized under the laws of New Jersey, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Egyptian Holdings;

        (collectively, the "First Party" or "Sellers"); and

(3) Horus Private Equity Fund III L.P., a Cayman Islands Limited Partnership having its registered office at c/o M&C Corporate Services Limited, P.O. Box 309G7 Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands managed by EFG-Hermes Private Equity and represented herein by Mr. Samer S. Yassa, in his capacity as the legal representative of the fund, referred to hereinafter as (the "Second Party" or "First Purchaser"); and

(4) Mariridge for Infrastructure Projects, an Egyptian joint stock company, whose registered office is at 26 Helmy Abd El Atti Street, Nasr City, Cairo, Egypt, represented herein by Mr. Zaki Girges, the Company's legal representative, referred to hereinafter as (the "Second Purchaser").

(5) HSBC Egypt, an Egyptian bank, with its head office located at 306 Kornish El Nile, Maadi registered with the Commercial Register under No. 218992 and represented herein by Mr. Amr Tharwat in his capacity as the legal representative of the bank, referred to hereinafter as (the "Escrow Agent").

(6) Ridgewood Egypt for Infrastructure Projects LLC, an Egyptian limited liability company, commercial register No. 327201 issued on November 11, 1999, whose registered office is at 165 El Orouba Street, Heliopolis, Cairo, Egypt, represented herein by Mr. Zaki Girges, in his capacity as the General Manager, referred to hereinafter as ("the Company") (All the above parties shall be collectively referred to as the "Parties")

WHEREAS

(A) Defined terms used herein shall have the meanings given such terms in the Sale and Purchase Agreement attached hereto ("Sale and Purchase Agreement") unless otherwise defined herein;


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(B)     The Sellers Own First Purchaser Shares and Loan and the Second Purchaser
        Shares and Loan; and

(C) The First Purchaser and the Second Purchaser wish to acquire and the Sellers wish to agree on the mechanism of payment of the Share Purchase Price, the Loan Purchase Price and the Second Purchaser Payment between the First Purchaser, the Second Purchaser and the Sellers for the transfer of the First Purchaser Shares and Loan to the First Purchaser and the Second Purchaser Shares and Loan to the Second Purchaser and the delivery of certain documents to the First Purchaser on the terms of this Agreement and the Sale and Purchase Agreement dated June 56, 2008 among the Sellers, the First Purchaser, the Second Purchaser and the Company (the "Purchase and Sale Agreement").

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties hereto agree as follows:

1.      Appointment of the Escrow Agent.
        --------------------------------

        The Sellers, First Purchaser, Second Purchaser and the Company hereby appoint and designate the Escrow Agent as escrow agent for the purpose set forth herein, and the Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

2.      Establishment of Escrow Account.
        --------------------------------

        Contemporaneously with the execution of this Escrow Agreement:

2.1 The Escrow Agent shall have opened an interest bearing escrow account for the purpose of this Agreement at its ____ Branch, subject to the terms and conditions of this Agreement (the "Escrow Account").

2.2 The First Purchaser and Second Purchaser shall deposit with the Escrow Agent and the Escrow Agent shall hold in the Escrow Account, subject to the terms and conditions hereof, an amount of Twenty Seven Million Five Hundred Thousand US Dollars (US$27,500,000) (the "Purchase Price").

2.3 The First Purchaser shall deposit with the Escrow Agent, and the Escrow Agent shall hold in the Escrow Account, subject to the terms and conditions hereof the payment of an amount of Two Million US Dollars (US$ 2,000,000) (the "Second Purchaser Payment") in the Escrow Account.

3.      Disposition and Termination.
        ----------------------------

3.1 Delivery of Documents Upon Completion under the Purchase and Sale Agreement, the Sellers, the Purchasers and the Company shall deliver to the Escrow Agent the Escrow Agent Certificate substantially in the form attached herewith as Annex B, together with the documents set out in Annex A.

3.2 Upon delivery of the Escrow Agent Certificate and the documents described in Annex A, the Escrow Agent shall make deliveries as follows:
        (i) the Purchase Price deposited in the Escrow Account shall be delivered to the Sellers or a designee thereof; (ii) the Second Purchaser Payment shall be delivered to the Second Purchaser and (iii) the documents described in Annex A shall be delivered to the First Purchaser.


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        In this event the Escrow Agent shall, simultaneously with payment of the
        Share Purchase Price and the Loan Purchase Price to the Sellers and the Second Purchaser Payment to the Second Purchaser, pay the interest accrued on the Purchase Price, and the Second Purchaser Payment to the First Purchaser.

        In such event, the payment to the Sellers of the Purchase Price shall be on the following account(s):

        -       USD 27,500,000 by wire transfer to Ridgewood Renewable Power
                LLC. In:

                Account Name: Ridgewood Renewable Power LLC Oper
                Account No.:
                Bank Name:    Wachovia Bank
                              Summit, NJ
                ABA (wire)    031201467
                ABA (ACH)     031100225

                and the Second Purchaser Payment shall be paid to the Second Purchaser on the following account:

        -       USD 2,000,000 to:

                Commercial International Bank (Egypt) SAE
                4, Farid Street (off El Thawra St.)
                Heliopolis - Cairo - Egypt
                Swift Code: CIB EEG CX081

                For Credit to the Account of Zaki Yousif Girges
                Account No.:

        Notwithstanding the foregoing, the Escrow Agent shall immediately and automatically return the Share Purchase Price, the Loan Purchase Price and the Second Purchaser Payment, with any incurred interest thereon to the First Purchaser upon the passage of 90 calendar days, from the date hereof, without receipt of the Escrow Agent Certificate and the documents listed in Annex A of this Agreement, unless it has received written instructions signed by the Second Purchaser and the First Purchaser advising the Escrow Agent to act otherwise. In such event, return of the Purchase Price and the Second Purchaser Payment to the First Purchaser in addition to any interest accrued thereon shall be made by the Escrow Agent to the First Purchaser on the following account:

        Bank Name            : Arab African International Bank
        Address              : 5 Midan Al Saray Al Koubra - Garden City
        Account Name         : Horns Private Equity Fund III LP
        Account Number       :
        Swift Code           : ARAIEGCX
        Correspondent in USD JP Morgan New York
        Swift Code           : CHAS US 33
        Account No.          :


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4.      Duties of Escrow Agent
        ----------------------

        The Escrow Agent undertakes to perform only those duties which are expressly set forth in this Agreement on its part.

        The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than as outlined in this Escrow Agreement.

        The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

5.      Payment to the Escrow Agent
        ---------------------------

        Upon execution of this Escrow Agreement, First Purchaser and the Sellers shall pay the Escrow Agent, in equal proportion (i.e., fifty-fifty), the compensation for services to be rendered by the Escrow Agent in connection with the preparation, execution, performance, delivery of this Escrow Agreement. The fees of the Escrow Agent shall be USD $10,000 and shall be paid by the First Purchaser and the Sellers on the date of this Escrow Agreement. To the extent that the Escrow Agreement remains in effect for more than 90 days, additional fees shall be payable at the rate of US$ 3,500 per month, payable on the first day of the month in equal proportion by First Purchaser and Sellers.

6.      Term of Escrow Agreement
        ------------------------

        This Escrow Agreement shall remain in full force and effect from the date of execution until the occurrence of one of the events outlined in
        Article 3 herein.

7.      Notices
        -------

        All notices and communications hereunder shall be in writing and shall be deemed to be duly served if sent by registered mail, return receipt requested, as follows:

        If to the Escrow Agent:


        (i)     If to First Purchaser:

                Horus Private Equity Fund III, L.P
                c/o M&C corporate Services Limited
                P.O.Box 309G7, Ugland House
                South Church Street, George Town
                Grand Cayman, Cayman Islands


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        If to Sellers:

                Ridgewood Near East Holding LLC
                RW Egyptian Holdings LLC
                c/o Ridgewood Renewable Power LLC
                947 Linwood Ave.
                Linwood, New Jersey 07450 U.S.A
                Attn: Robert E. Swanson

                (with a copy to)
                Day Pitney LLC
                7 Times Square New York, N.Y. 0036 U.S.A.
                Attn:Frank Lawatsch JRE&G

        If to the Second Purchaser:

                Zaki Yousif Girges
                165 El Orouba Street
                Heliopolis, Cairo, Egypt

        or at such other address as any of the parties may have furnished to the other parties in writing by registered mail, return receipt requested. Any such notice or communication served in the manner specified in this
        Article 7 shall be deemed to have been served as of the date of its receipt.

8.      Waiver; Modification
        --------------------

        The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a written document signed by all of the Parties hereto.

9.      Assignment
        ----------

        Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior written consent of the other Parties.

10.     Governing Law
        -------------

        This Escrow Agreement shall be governed by and construed in accordance with the laws of the Arab Republic of Egypt.

11.     Limitation of Liability
        -----------------------

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        The First Purchaser, the Sellers and the Second Purchaser recognize that the Escrow Agent shall not be held liable, in case of and breach of the First Purchaser, the Seller and/or the Second Purchaser under this Agreement.

12.     Dispute Resolution.
        -------------------

        All disputes arising out of or in connection with this Agreement including the breach, termination, validity and or implementation thereof, shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce ("ICC") then in effect (the "Rules") in Paris, France. The arbitral tribunal shall be composed of three arbitrators appointed as follows:

        1. The Sellers shall collectively appoint one co-arbitrator and the Purchasers shall collectively appoint one co-arbitrator. The said co-arbitrators shall appoint the chairman of the arbitral tribunal.

        2. In case of failure to appoint any member of the arbitral tribunal , the ICC court of arbitration shall be the appointing authority.


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        IN WITNESS WHEREOF, the parties hereto have executed this Escrow
        Agreement on the date and year first above written.

                The Escrow Agent shall be fully protected in acting on or relying upon any written notice, direction, request, instruction, waiver, consent, receipt or other document which the Escrow bank in good faith believes to have been signed and presented by the proper party or parties.


        ESCROW AGENT

        By: /s/ Amr Tharwat
        Name:  Amr Tharwat
        Title: Group Head - Corporate Banking.

        SELLERS

        RIDGEWOOD NEAR EAST HOLDINGS LLC

        By: /s/ Randall D. Holmes
        Name: Randall D. Holmes
        Title: President

        RW EGYPTIAN HOLDINGS, LLC

        By: /s/ Randall D. Holmes
        Name: Randall D. Holmes
        Title: President

        FIRST PURCHASER

        By: /s/ Horus Private Equity Fund III, LP  By: ________________________
        Name:  Samer S. Yassa                      Name: ______________________
        Title: Director                            Title: _____________________


        SECOND PURCHASER

        By: /s/ Zaki Yousif Girges
        Name: Zaki Yousif Girges
        Title: Manager

        RIDGEWOOD EGYPT FOR INFRASTRUCTURE LLC

        By: /s/ Zaki Yousif Girges
        Name: Zaki Yousif Girges
        Title: Mgn

        MR. ZAKI GIRGES
        Name: Zaki Yousif Girges
        Signature:  /s/ Zaki Yousif Girges

                                     Annex A
              List of Documents to be delivered to the Escrow Agent
             ------------------------------------------------------

1- The Minutes of the Extraordinary General Shareholders Meeting approving the transfer of the First Purchaser Shares from the Sellers to the Second Purchaser Shares, duly ratified by the General Authority for Investment and Free Zones substantially in the form attached herewith as Annex (C).

2- Original Ledger of Ownership of Quotas of the Company evidencing the transfer of the First Purchaser Shares from the Sellers to the First Purchaser and the Second Purchaser Shares to the Second Purchaser as signed by the manager of the Company and stamped with the Company's seal.

3- A Certificate from the General Counsel of the Sellers to the effect that the sale of the First Purchaser Shares and the Second Purchaser Shares has been approved by the Sellers' shareholders substantially in the form attached herewith as Annex (D).

                                     Annex B
                        Form of Escrow Agent Certificate


Dear Sirs,

               Re.: Escrow Agent Certificate

       Reference is made to the Escrow Agreement dated June, 2008 signed by the Sellers, the Purchasers and the Company (the "Escrow Agreement").

       Capitalized terms used herein shall have the same meaning ascribed to them in the Escrow Agreement.

       In accordance with the Escrow Agreement:

(i) This certificate is the "Escrow Agent Certificate" referred to in Annex B of the Escrow Agreement;.

(ii) Together with this Escrow Certificate, the Company hereby makes delivery to the Escrow Agent of the documents described in Annex A to the Escrow Agreement;

(iii) The Purchasers, the Sellers and the Company hereby confirm that all of the completion conditions of the Sale and Purchase Agreement have been satisfied or waived and that the Escrow Agent is hereby authorized and divested as follows:

       (a)    To deliver the Purchase Price to the Sellers as provided in
              Section 3.2 (i) of the Escrow Agreement.

       (b) To deliver the Second Purchaser Payment to the Second Purchaser as provided in Section 3.2 (ii) of the Escrow Agreement;

       (c) To make delivery of the documents described in Annex A of the Escrow Agreement to the First Purchaser.

       (d) To the extent that there are any funds remaining in the Escrow account after giving effect to the deliveries of funds to the Sellers and the Second Purchaser in Clauses (iii)(a) and (b) above, the Escrow Agent is authorized to deliver such remaining funds to the First Purchaser as contemplated in Section 3.2 of the Escrow Agreement.

       (e) Upon the performance by the Escrow Agent of the actions described in clauses (iii)(a), (b) (c) and (d) above of this Escrow Agent Certificate, the Escrow Agent shall have fully discharged it obligations under the Escrow Agreement


Very truly yours,


The First Purchaser: _________________________________

The Second Purchaser: _________________________________

The Sellers: _________________________________

The Company: _________________________________



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                                     Annex C
             Form of the Extraordinary General Shareholders Meeting

                               Minutes of Meeting
                of the Extraordinary General Shareholder Meeting
                  Of Ridgewood Egypt for Infrastructure Company
                           A Limited Liability Company
                              Convened on _________

Upon the invitation sent by Mr. Zaki Yousif Girges, in his as the Manager of the Company to all the shareholders, the General Authority for Investment and Free Zones and the Company's Auditor on ___________, the Extraordinary General Shareholders Meeting of Ridgewood Egypt for Infrastructure Company, a limited liability company convened on _________ at ____ (hours) at the premises of the Company located at 165 Orouba Street, Nozha Station, Heliopolis, Cairo to review the following Agenda:

     1.   Amend Article (5) of the Articles of Incorporation of the Company.

     2.   Any new matter arises during the Meeting.

          The Meeting was attended by:

- Mr. _______________, on behalf of the General Authority for Investment and Free Zones.

- Mr. ________________, on behalf of PriceWaterhouse Coopers, by virtue of an authorization dated _________.
- Mr. ________________, on behalf of Ridgewood Near East Holdings, by virtue of an authorization dated _______.
- Mr. _________________, on behalf of RW Egyptian Holdings, by virtue of an authorization dated _________.

Percentage of attendance is 100%.

The Meeting was presided by the Manager of the Company and Mr. _______________, has been appointed as secretary of the Meeting and Messrs. ______________ and ______ ___________ have been appointed as vote supervisors.

The appointments have been approved.

The Chairman of the Meeting opened the Meeting according to the Agenda and the following have been discussed:

- Whereas, RW Egyptian Holdings and Ridgewood Near East Holdings have purchased the entire shares on January 19, 2001, thus they become the actual owners of the shares.

- Whereas the Extraordinary General Shareholders Meeting of the Company approved the amendment of Article (5) of the Articles of Incorporation of the Company to prove that the two companies become shareholders in the Company, which was ratified by the General Authority for Investment and Free Zones on May 10, 2001.

- Whereas, the security entities have objected to the names of the two shareholders and as the two shareholders have sold their shares in the Company to _______ ________ ________ and Mariridge for Infrastructure Company, SAE, therefore the Extraordinary General Shareholders Meeting has unanimously approved the following resolutions:

Resolution I

Approve the amendment of Article (5) of the Articles of Incorporation of the Company to read as follows:

Article (5) Before Amendment

The capital of the Company has been set at L.E 2,000,000 (two million Egyptian pounds) divided into (20000) shares of a respective value of L.E 100 (one Hundred Egyptian pounds) each. All shares are cash shares and they are divided as follows:

----------------------------------------------------------------
Name &            No. of       Value      Currency       %
nationality       Shares
----------------------------------------------------------------

Zaki Yousif         200           20,000    EGP          1%
Girges -
Egyptian
----------------------------------------------------------------
Hussein           19800        1,980,000    EGP         99%
Mohamed
Kortam -
Egyptian
----------------------------------------------------------------
  TOTAL           20000        2,000,000    EGP         100%
----------------------------------------------------------------


Article (5) After Amendment

The capital of the Company has been set at L.E 2,000,000 (two million Egyptian Pounds) divided into (20000) shares of a respective value of L.E 100 (one Hundred Egyptian Pounds) each. All shares are cash shares and they are divided as follows:

----------------------------------------------------------------
Name &            No. of       Value       Currency      %
nationality       Shares
----------------------------------------------------------------

-----------       17000        1,700,000     EGP         85%

----------------------------------------------------------------
Mariridge for      3000          300,000     EGP         15%
Infrastructure
----------------------------------------------------------------
  TOTAL           20000        2,000,000     EGP        100%
----------------------------------------------------------------

As there was no other matter opened for discussion, the Extraordinary General Shareholders Meeting was adjourned at ___ (hours).

The Extraordinary General Shareholders Meeting has authorized Messrs. Mohamed Abdel Halim Shaker and Sherif Aly El Din Hassan, attorneys-at-law at Shalakany Law Office, jointly and/or severally to carry out the necessary procedures before the governmental and non-governmental entities, including without limitation, the General Authority for Investment and Free Zones, the Notary Public Offices to ratify the Extraordinary General Shareholders Meeting and amend the Commercial Registration of the Company, as well as suspend any of the legal procedures or withdraw the Minutes of the Extraordinary General Shareholders Meeting before ratification from the General Authority for Investment and Free Zones.


Vote Supervisors

Secretary

Company's Auditor

The Chairman of the Meeting

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                                     Annex D
                        The General Counsel's Certificate

To: Escrow Agent

Date: [____________]

Dear Sirs,

Certificate of General Counsel of Sellers


Escrow Agreement dated June __, 2008 between Ridgewood Near East Holdings, LLC, a Delaware limited liability company ("Ridgewood Near East"), RW Egyptian Holdings, LLC, a Delaware limited liability company ("RW" and, collectively with Ridgewood Near East, the "Sellers"), Horus Private Equity Fund III, LP, (the "First Purchaser"), Mariridge for Infrastructure Projects, an Egyptian joint stock company (the "Second Purchaser" and, collectively with the First Purchaser, the "Purchasers ")and Ridgewood for Infrastructure, an Egyptian Limited Liability Company (the "Company").

Reference is made to the above mentioned escrow agreement (the "Escrow Agreement") terms capitalized in this letter shall, unless the context requires otherwise, have the same meaning as set out in the Escrow Agreement.

1, Daniel Gulino, hereby certify as follows:

      (i) This Certificate is the "Certificate of General Counsel of the Sellers" referred to in item 3 of Annex A of the Escrow Agreement;
      (ii) I am the duly appointed Senior Vice President and General Counsel of the Sellers; and
      (iii) I hereby confirm that all necessary approvals of the Ridgewood Electric Power Trust V, Ridgewood Power Growth Fund and the Ridgewood Egypt Fund (and their affiliates) necessary to authorize the Sellers to consummate the transactions contemplated by the Sale and Purchase Agreement have been duly obtained in accordance with the Declarations of Trust or other governing documents of each such entity and in accordance with the Laws of the United State, the State of Delaware and any other applicable law of any State in the United States.

Yours faithfully



Name: _________________________________

Signature: _________________________________

For and on behalf of the Sellers